SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 249

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):        Commission File Number:
                  OCTOBER 7, 1997                               000-22085



                           ORION NETWORK SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                                         52-2008654
(State or other jurisdiction                            (IRS Employer
of incorporation)                                  Identification Number)



                             2440 RESEARCH BOULEVARD
                                    SUITE 400
                            ROCKVILLE, MARYLAND 20850
               (Address of principal executive offices) (Zip Code)


                  Registrant's telephone number, including area ode:
                                 (301) 258-8101


          (Former name or former address, if changed since last report)

                                 NOT APPLICABLE




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                          ORION NETWORK SYSTEMS, INC.

ITEM 5 OTHER EVENTS

     On October 7, 1997, Orion Network Systems, Inc. (the "Company"), Loral Space & Communications Ltd. ("Acquiror") and Loral Satellite Corporation, a wholly owned subsidiary of Acquiror ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Corporation, with the Corporation being the surviving corporation and thereby becoming a wholly owned subsidiary of Acquiror (the "Merger").

     The Merger Agreement provides that (i) each share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), excluding treasury shares and shares owned by Acquiror or it subsidiaries, will be converted into and exchanged for the right to receive the number of fully paid and nonassessable shares of common stock, par value $.01 per share, of Acquiror ("Acquiror Common Stock") equal to the Exchange Ratio (as described below), (ii) each share of preferred stock, par value $.01 per share, of the Company ("Company Preferred Stock") will be converted into and exchanged for the right to receive the number of fully paid and nonassessable shares of Acquiror Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock into which such share of Company Preferred Stock was convertible immediately prior to the Effective Time of the Merger, (iii) each outstanding stock option to purchase shares of Company Common Stock will be converted into an option to acquire the number of shares of Acquiror Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock for which such option was exercisable, and (iv) each outstanding warrant to purchase shares of Company Common Stock will be converted into a warrant to acquire the number of shares of Acquiror Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock for which such warrant was exercisable.

     Pursuant to the terms of the Merger Agreement, the Exchange Ratio is determined as follows:

     (i) if the average of the volume-weighted average trading prices of Acquiror Common Stock for the twenty consecutive trading days on which trading of Acquiror Common Stock occurs ending the tenth trading day immediately prior to the closing date for Merger (the "Determination Price") is less than $24.458 but greater than $16.305, the Exchange Ratio is the quotient obtained by dividing $17.50 by the Determination Price,

     (ii) if the Determination Price is equal to or greater than $24.458, the Exchange Ratio is 0.71553 and

     (iii) if the Determination Price is equal to or less than $16.305, the Exchange Ratio is 1.07329.

     The Merger is subject to a number of conditions, including approval by the Company's stockholders, approval by the Federal Communications Commission



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and other  regulatory  approvals.  Although not a condition  of the Merger,  the
Company intends to seek an Internal Revenue Service ruling as to eligibility for a tax-free exchange.

     In connection with the Merger Agreement, certain principal stockholders of the Company and members of the Company's management have agreed to vote in favor of the Merger and have granted to the Acquiror the right to purchase their securities in the Company for a price equal to the Merger consideration under certain circumstances. The Company expects the Merger to be consummated by the first quarter of 1998.

     The foregoing descriptions of the Merger Agreement and Principal Stockholder Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement and Principal Stockholder Agreement, which are filed as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference. A copy of the press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits.

2.1 Agreement and Plan of Merger by and among Orion Network Systems, Inc., Loral Space & Communications Ltd., and Loral Satellite Corporation, dated as of October 7, 1997

2.2  Principal  Stockholder  Agreement among Orion Network Systems,  Inc., Loral
     Space  &  Communications   Ltd.,   Loral  Satellite   Corporation  and  the
     stockholders that are signatories thereto, dated as of October 7, 1997

99.1 Press Release dated October 7, 1997 announcing the Merger Agreement

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         ORION NETWORK SYSTEMS, INC.


Date:  October 8, 1997                   By:  /s/ David J. Frear
                                            ------------------------------------
                                         Vice President, Chief Financial Officer
                                           and Treasurer




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                                 EXHIBIT INDEX

Exhibit           Description                                                        Page
-------           -----------                                                        ----
2.1      Agreement and Plan of Merger by and among Orion Network Systems,  Inc.,
         Loral Space &  Communications  Ltd., and Loral  Satellite  Corporation,
         dated as of October 7, 1997

2.2      Principal  Stockholder  Agreement  among Orion Network  Systems,  Inc.,
         Loral Space & Communications Ltd., Loral Satellite Corporation and the stockholders that are signatories thereto, dated as of October 7, 1997

99.1     Press Release dated October 7, 1997